Exhibit 24.2

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer and Director of Hines Global Income Trust, Inc., a Maryland corporation, which is filing a post-effective amendment to this registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints J. Shea Morgenroth and A. Gordon Findlay, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ David L. Steinbach	Director	April 21, 2020
David L. Steinbach
/s/ A. Gordon Findlay	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	April 21, 2020
A. Gordon Findlay